Exhibit 3.1

CERTIFICATE OF FORMATION
OF
IBM CREDIT LLC

1.                                      The name of the limited liability company is IBM Credit LLC.

2.                                      The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.                                      This Certificate of Formation shall be effective on January 1, 2003.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of IBM Credit LLC this 20th day of December, 2002.

By:	/s/ John J. Shay, Jr.
John J. Shay, Jr., Secretary

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “IBM CREDIT LLC” FILED IN THIS OFFICE ON THE TWENTY—THIRD DAY OF DECEMBER, A.D. 2002, AT 12:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE FIRST DAY OF JANUARY, A.D. 2003.

0909420 8100V
Harriet Smith Windsor, Secretary of State
030001415
AUTHENTICATION: 2181972

DATE: 01-02-03